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                                                                       Exhibit 5
                                 HALE AND DORR
                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                        617-526-6000 o FAX 617-526-5000


                                 October 9, 1996



Sapient Corporation
One Memorial Drive
Cambridge, MA 02142

     Re: Registration Statement on Form S-1 (File No. 333-12671)
         -------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-12671) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 1,196,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Sapient Corporation, a Delaware corporation (the "Company"), of which (i) up to 696,000 shares of Common Stock (including 196,000 shares subject to an over-allotment option granted by the Company to the Underwriters (as defined below)) will be issued and sold by the Company to the Underwriters, and (ii) 540,000 shares of Common Stock will be sold by certain stockholders of the Company (the "Selling Stockholders") to the Underwriters (collectively, the "Shares").

     The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders, and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in the Underwriting Agreement (the "Underwriters"), the form of which has been filed as Exhibit 1 to the Registration Statement.

WASHINGTON, DC                     BOSTON, MA                     MANCHESTER, NH
--------------------------------------------------------------------------------
       HALE AND DORR IS A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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Sapient Corporation
October 9, 1996
Page 2


     We are acting as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters.

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Sapient Corporation
October 9, 1996
Page 3

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                       Very truly yours,


                                       HALE AND DORR